Exhibit 32.2
Certification of Chief Financial Officer and Chief Compliance Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)
     In connection with the Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 (the “Report”) of Fifth Street Finance Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, William H. Craig, the Chief Financial Officer and Chief Compliance Officer of the Registrant, hereby certify, to the best of my knowledge, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ William H. Craig
Name: William H. Craig

Date: February 5, 2009